Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com

Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WD UPDATES DECEMBER QUARTER OUTLOOK, REPORTS ON
RECOVERY EFFORT IN THAILAND

Hard Drive Production Resumed This Week in Thailand
Head Slider Production Expected in March Quarter in Both Thailand and Malaysia
Acquisition of HGST Now Expected to Close in March Quarter

IRVINE, Calif. – Dec. 1, 2011 – Western Digital Corp. (NYSE:WDC) today is updating its financial outlook for the December quarter and the progress to date of its operations recovery effort in Thailand. The company is also providing its view of the industry conditions for the December 2011 quarter and beyond.

Company Fiscal Q2 Outlook:

For the December quarter, the company now expects revenue of at least $1.8 billion and gross margins above the high end of its business model range of 18 percent to 23 percent, and operating expenses of approximately $265 million, exclusive of unusual charges related to the floods, acquisition-related expenses and litigation. Unusual charges related to the floods are expected to be in the range of $225 million to $275 million for the December quarter, exclusive of any insurance recovery. The company expects to file a property damage claim of at least $50 million and an additional claim for business interruption during the December quarter. The accounting treatment of these claims is dependent on their status as of the end of the quarter. The company expects acquisition related charges in the December quarter of approximately $15 million.

The company will be vigorously contesting the arbitration decision announced November 21, 2011, in the legal matter with Seagate and has not yet determined the accounting treatment associated with this matter.

The company expects to maintain its net cash position flat with prior quarter end.

Thailand Flood Recovery Effort:

“The passion, perseverance, ingenuity and execution exhibited by the WD team has been extraordinary and enabled us to make substantial progress in partially restoring our operations in Thailand, well in advance of our earliest expectations when the floods hit,” said John Coyne, president and chief executive officer of WD. “Much work remains to be done but we couldn’t be more pleased with the effort and results thus far, including tremendous support from our supply partners and strategic customers.”

Specifically, the company indicated it:

•	Re-started production of hard drives this week in one of its buildings in Bang Pa-in (BPI), Thailand, one week ahead of internal schedules. This facility had been submerged in some six feet of water since October 15, the estate was pumped dry on November 17, main power was restored on November 26 and production restarted November 30;

•	Has removed all submerged slider manufacturing equipment from the BPI facilities for assessment, decontamination and refurbishment and has commenced decontamination and restoration of its remaining buildings in BPI;

•	Expects to recommence head slider production in BPI in the March 2012 quarter (Q3 FY’12) and also begin production in a new WD slider fab location in Penang, Malaysia, in the same time frame; and

•	The company’s other Thailand hard drive facilities at Navanakorn remain under approximately two feet of water. The industrial estate is expected to be pumped dry within ten days at which point the work of decontamination and refurbishment will commence.

Industry Conditions:

The company believes that hard drive industry shipments in the December quarter will be limited to approximately 120 million units due to production and supply constraints related to the historic flooding in Thailand. This includes units that were in inventory at the beginning of the quarter. The company believes that demand for the December quarter is in the range of 170 million to 180 million units. The company believes that significant industry supply constraints will continue in the March quarter and beyond.

HGST Acquisition Status Update:

In connection with its planned acquisition of Hitachi Global Storage Technologies, the company is working to satisfy the remedy provision included in the European Commission’s recent conditional approval of the transaction and to obtain approvals from the remaining regulatory authorities. Subject to completing these actions, the company is now expecting to close the transaction by March 2012.

The company is not hosting a conference call to discuss today’s updates.

About WD

WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company designs and produces reliable, high-performance hard drives and solid state drives that keep users’ data accessible and secure from loss. Its advanced technologies are configured into applications for client and enterprise computing, embedded systems and consumer electronics, as well as its own consumer storage and home entertainment products.

WD was founded in 1970. The company’s storage products are marketed to leading OEMs, systems manufacturers, selected resellers and retailers under the Western Digital® and WD® brand names. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the industry demand in the December 2011 quarter and the industry’s ability to meet that demand in this and future quarters; the company’s anticipated revenues, gross margins, operating expenses, acquisition related expenses and the maintenance of its cash position; the amount of its property insurance claim and business interruption claim; the timing of its expected recommencement of head slider production in Thailand and the timing of expected commencement of production in a new slider fab location in Malaysia; the timing of expected commencement of decontamination and refurbishment efforts at its Navanakorn hard drive facility; and the expected timing of its planned acquisition of Hitachi Global Storage Technologies. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the impact of continued uncertainty and volatility in global economic conditions; supply and demand conditions in the hard drive industry; the extent of damage to the company’s and suppliers’ facilities and equipment related to the flooding in Thailand; uncertainties about the timeframe for the restoration of the company’s operations in Thailand as well as associated costs for such restoration; uncertainties concerning the availability and cost of commodity materials and specialized product components and the adverse impacts of the Thailand flooding on such availability and associated costs; delays in or failure to obtain any required regulatory approvals with respect to the company’s planned acquisition of Hitachi GST, or failure to consummate or delay in consummating the transaction for other reasons; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s recent Form 10-Q filed with the SEC on Oct. 28, 2011, to which your attention is directed. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, WD, and the WD logo are registered trademarks of Western Digital Technologies, Inc. All other trademarks mentioned herein belong to their respective owners.